UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2005
International Game Technology
(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9295 Prototype Drive, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)
(775) 448-7777

(Registrant’s telephone number, including area code)
not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 20, 2005, International Game Technology (the “Company”) entered into an amended and restated unsecured $2.5 billion Credit Agreement, dated as of that date, with Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Royal Bank of Scotland PLC, Wachovia Bank, National Association, and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and The Royal Bank of Scotland PLC, as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders (the “New Credit Facility”).
     The New Credit Facility provides for a $2.5 billion revolving line of credit, which is available for direct borrowing, and up to $100,000,000 for the issuance of letters of credit. A portion of the New Credit Facility, not exceeding $50.0 million, is available for direct borrowing from Wells Fargo Bank, N.A., in its capacity as the swingline lender. The New Credit Facility is scheduled to mature on December 20, 2010.
     The New Credit Facility amends and restates a $1.5 billion unsecured Credit Agreement, dated as of July 1, 2004, by and between the Company and Bank of America, N.A. (the “Prior Credit Facility”) (as filed as exhibits to the Company’s Quarterly Report on Form 10-Q on August 11, 2004). The Prior Credit Facility, which was scheduled to expire on July 1, 2009, was superseded with the execution of the New Credit Facility.
     The Company expects to have initial borrowings outstanding of approximately $200,000,000 under the New Credit Facility. The interest rates and facilities fees applicable to the New Credit Facility are based on the Company’s public credit ratings and debt to capitalization ratio. Initially, the applicable interest rate is LIBOR plus 37.5 bps and the applicable facility fee is 12.5 bps.
     The New Credit Facility requires the Company to maintain certain financial covenants:
•	a minimum ratio of (i) Adjusted Consolidated EBITDA to (ii) Consolidated Interest Expense minus all interest paid or accrued during such period in respect of Jackpot Liabilities (as each such term is defined in the New Credit Facility), and

•	a maximum ratio of (i) Consolidated Total Debt to (ii) Adjusted Consolidated EBITDA (as each such term is defined in the New Credit Facility).
     The New Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:
•	permit its subsidiaries to incur additional debt, guaranty debt or enter into swap agreements;

•	incur liens;

•	merge with or acquire other companies, liquidate or dissolve;

•	sell, transfer, lease or dispose of all or substantially all of its assets; and

•	change the nature of its business.
     Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately due and payable. The New Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy the covenants, including the financial covenants described above.
     The full text of the New Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release dated December 20, 2005, announcing the New Credit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Credit Agreement, dated as of December 20, 2005, with Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Royal Bank of Scotland PLC, Wachovia Bank, National Association, and Mizuho Corporate Bank, Ltd. as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and The Royal Bank of Scotland PLC, as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders

99.1	Press Release dated December 20, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY, INC.
Date: December 20, 2005	By:	/s/ Maureen T. Mullarkey
Maureen T. Mullarkey
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Credit Agreement, dated as of December 20, 2005, with Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Royal Bank of Scotland PLC, Wachovia Bank, National Association, and Mizuho Corporate Bank, Ltd. as Co-Documentation Agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and The Royal Bank of Scotland PLC, as Joint Lead Arrangers and Joint Book Managers, and a syndicate of other lenders

99.1	Press Release dated December 20, 2005